Exhibit 24.1

STRATEGIC STORAGE TRUST II, INC.

POWER OF ATTORNEY

The undersigned directors and officers of STRATEGIC STORAGE TRUST II, INC. (the “Company”) hereby constitute and appoint Michael S. McClure and H. Michael Schwartz, or either of them acting singly, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and the attorneys-in-fact to act in the name of and on behalf of the undersigned to sign for the undersigned and in their respective names as directors and officers of the Company in connection with the Company’s Registration Statement on Form S-11 initially filed with the Securities and Exchange Commission (the “SEC”) on September 4, 2013, to sign any and all amendments, including any Post-Effective Amendments, to such Registration Statement, to perform any and all such acts necessary or proper in connection with the filing of such Registration Statement, and, generally, to act for and in the name of the undersigned with respect to such filing.

Pursuant to the requirements of the Securities Act of 1933, as amended, the Power of Attorney has been signed below, effective as of March 8, 2016, by the following persons in the capacities indicated below.

Name	Title	Date

/s/ H. Michael Schwartz Michael Schwartz	Chief Executive Officer, President and Director (Principal Executive Officer)	March 8, 2016

/s/ Michael S. McClure Michael S. McClure	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 8, 2016

/s/ Paula Mathews Paula Mathews	Executive Vice President, Secretary and Director	March 8, 2016

/s/ William H. Brownfield William H. Brownfield	Independent Director	March 8, 2016

/s/ David J. Mueller David J. Mueller	Independent Director	March 8, 2016

/s/ Timothy S. Morris Timothy S. Morris	Independent Director	March 8, 2016

/s/ Harold “Skip” Perry Harold “Skip” Perry	Independent Director	March 8, 2016